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                                                                  Exhibit 2.2.11

                     AMENDMENT NO. 10 TO PURCHASE AGREEMENT

     THIS AMENDMENT NO. 10 TO PURCHASE AGREEMENT (this "Amendment") is made and entered into as of January 18, 2006 by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation ("Purchaser"), and FUEL HOLDING COMPANY LLC (f/k/a Northland Fuel LLC), a Delaware limited liability company ("Northland Fuel"), YF LLC (f/k/a Yukon Fuel Company LLC, successor by conversion to Yukon Fuel Company), an Alaska limited liability company ("YFC"), and NV FUEL LLC (f/k/a Northland Vessel Leasing Company LLC), a Delaware limited liability company ("NVLC"; collectively with Northland Fuel and YFC, "Sellers"). Purchaser and Sellers are sometimes referred to herein collectively as the "Parties" and individually as a "Party."

                                    RECITALS

     WHEREAS, Purchaser and Sellers are parties to a Purchase Agreement, dated as of July 9, 2004, as amended by Amendment No. 1 to Purchase Agreement, dated as of October 13, 2004, Amendment No. 2 to Purchase Agreement, dated as of November 22, 2004, Amendment No. 3 to Purchase Agreement, dated as of
January 14, 2005, Amendment No. 4 to Purchase Agreement, dated as of January 21, 2005, Amendment No. 5 to Purchase Agreement, dated as of January 28, 2005, Amendment No. 6 to Purchase Agreement, dated as of February 4, 2005, Amendment No. 7 to Purchase Agreement, dated as of February 10, 2005, and Amendment No. 8 to Purchase Agreement, dated as of September 6, 2005, and Amendment No. 9 to Purchase Agreement, dated as of December 5, 2005 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein are being used herein as therein defined), pursuant to which Purchaser has purchased from Sellers the fuel distribution business of Northland Fuel and its subsidiaries; and

     WHEREAS, Purchaser and Sellers have agreed, pursuant to Section 13.9 of the Purchase Agreement, to amend the Purchase Agreement on the terms provided herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

     Section 1. Amendment. The Purchase Agreement is hereby amended as follows:

     (a)  Section 2.2 is hereby amended by deleting subsection (b)(iii) of such
Section in its entirety and inserting in lieu thereof the following:

           "(iii) No later than the close of business on January 25, 2006, Purchaser shall provide Sellers with Purchaser's response to Sellers' comments (dated January 6, 2006) on the calculations of the Final SOG Adjusted NWC and the Final YFC Adjusted NWC, other than the calculation of "Income Tax Payable" liabilities. No later than the close of business on February 3, 2006, Sellers shall deliver to Purchaser a written report setting forth in reasonable detail both its calculation of "Income Tax Payable" liabilities and its


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     proposed adjustments, taking into account such "Income Tax Payable"
     liabilities, to its prior calculation of the Final SOG Adjusted NWC or the Final YFC Adjusted NWC (the "Adjustment Report"). No later than the close of business on February 13, 2006, Purchaser shall deliver to Sellers a written response to the Adjustment Report."

     (b)  Section 2.2 is hereby amended by deleting subsection (b)(iv) of such
Section in its entirety and inserting in lieu thereof the following:

           "(iv)   In the event that Sellers and Purchaser fail to agree (A) on the Final SOG Adjusted NWC and the Final YFC Adjusted NWC, other than the calculation of "Income Tax Payable" liabilities, by the close of business on February 1, 2006, or (B) the Adjustment Report by the close of business on February 17, 2006, Sellers and Purchaser agree that the Independent Auditors shall, within the 60-day period immediately following February 1, 2006, taking into account when available the Adjustment Report and Purchaser's response to the Adjustment Report as set forth in Section 2.2(b)(iii), or February 17, 2006, as applicable, make the final determination of the Final SOG Adjusted NWC and the Final YFC Adjusted NWC. Within five (5) days after the beginning of such 60-day period, Purchaser and Sellers each shall provide the Independent Auditors with their respective versions of the Final SOG Adjusted NWC and the Final YFC Adjusted NWC calculations, together with all supporting documentation and supplemented when available by the Adjustment Report and Purchaser's response to the Adjustment Report, and shall, within three (3) days following any request by the Independent Auditors, provide the Independent Auditors with any working papers, calculations, supporting documentation or additional information that the Independent Auditors may request. The Independent Auditors shall determine the Final SOG Adjusted NWC and the Final YFC Adjusted NWC. The decision of the Independent Auditors shall be final and binding on Sellers and Purchaser. The fees, costs and expenses of the Independent Auditors shall be paid by the party whose determination of the Final SOG Adjusted NWC and the Final YFC Adjusted NWC is, in the aggregate, furthest from the determination of the same by the Independent Auditors; provided that if such party's determination is within 10% of the Independent Auditor's determination, such fees, costs and expenses shall be shared equally by Sellers and Purchaser."

     Section 2. Effective Date; No Implied Amendments. Each of the Parties agrees that the amendment to the Purchase Agreement contained herein shall be effective upon execution of this Amendment by each Party. Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed. This Amendment shall not be deemed to constitute a waiver of, or consent to, or a modification or amendment of, any other provision of the Purchase Agreement except as expressly provided herein or to prejudice any other right or rights which any Party may now have or may have in the future under or in connection with the Purchase Agreement. This Amendment shall not constitute an agreement or obligation of any Party to consent to, waive, modify or amend any other term, condition, subsection or section of the Purchase Agreement.

     Section 3. Benefit of the Agreement. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Amendment shall not be construed so as to confer any right, remedy or benefit upon any Person, other than the Parties and their respective successors and permitted assigns.

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     Section 4.  Headings. The headings used in this Amendment are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.

     Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

     Section 6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7. References to Agreement. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.

                            [signature page follows]



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     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 10 to
Purchase Agreement as of the date first written above.



                           CROWLEY MARINE SERVICES, INC.


                           By: /s/ Richard Swinton
                               ------------------------------------------------
                           Name:  Richard Swinton
                           Title: Assist Treasurer


                           FUEL HOLDING COMPANY LLC (f/k/a  NORTHLAND FUEL LLC)


                           By: /s/ Michael J. Doan
                               ------------------------------------------------
                           Name:  Michael J. Doan
                           Title: Vice President


                           YF LLC (f/k/a YUKON FUEL COMPANY LLC)

                           By: /s/ Michael J. Doan
                               ------------------------------------------------
                           Name:  Michael J. Doan
                           Title: President



                           NV FUEL LLC (f/k/a NORTHLAND VESSEL
                           LEASING COMPANY LLC)


                           By: /s/ Michael J. Doan
                               ------------------------------------------------
                           Name:  Michael J. Doan
                           Title: Vice President of Fuel Holding Company LLC,
                                  sole member of NV Fuel LLC